EXHIBIT 5

[LETTERHEAD OF Foley & Lardner LLP]

May 3, 2018

Perma-Pipe International Holdings, Inc.
6410 W. Howard Street
Niles, Illinois 60714

Ladies and Gentlemen:

We have acted as counsel for Perma-Pipe International Holdings, Inc., a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 600,000 shares of the Company’s common stock, $.01 par value per share (“Common Stock”), that may be issued pursuant to the Perma-Pipe International Holdings, Inc. 2017 Omnibus Stock Incentive Plan as Amended June 13, 2017 (the “Plan”).
In connection with our representation, we have examined: (a) the Plan and related documents; (b) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (c) the Certificate of Incorporation and Fourth Amended and Restated By-Laws of the Company, each as amended to date; (d) the resolutions of the Company’s Board of Directors relating to the Plan and the issuance of Common Stock thereunder; and (e) such other documents and records as we have deemed necessary or appropriate to enable us to render this opinion.
In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
Based upon and subject to the foregoing, we are of the opinion that the Common Stock, if and when issued and paid for pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ FOLEY & LARDNER LLP